UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

UNIVERSAL GLOBAL HUB INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54758	45-5529607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6141 186th Street, Suite 688 Fresh Meadows, NY	11365
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-782-0889

N/A

(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 1, 2021, Wayne Tsao resigned from his positions as Chief Executive Officer, President, Director and Interim Chief Financial Officer of Universal Global Hub Inc. (the “Company”). Mr. Tsao’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective December 1, 2021, Ann Peng, age 29, was appointed by the Board to serve as the Company’s Interim Chief Executive Officer, Interim President, Interim Chief Financial Officer and Interim Director until such time as Wayne Tsao’s successor is determined.

Throughout Ms. Peng’s 8+ years of professional experiences in the marketing, supply chain and banking sectors, she has been mainly involved in managing relationships and coordinating partnerships in the capacity from executive assistance to strategic decision participation. Ms. Peng is currently working at a 600M+ net worth private equity firm (New York based family office) in which Ms. Peng focuses on managing lending related businesses, as well as exploring the opportunities to integrate fintech technology. No compensation agreement has been entered into between the Company and Ms. Peng.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2022	UNIVERSAL GLOBAL HUB INC.

	By:	/s/ Ann Peng
	Name:	Ann Peng
	Title:	Interim Chief Executive Officer